UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 20, 2014

Date of Report (Date of earliest event reported)

Wowio, Inc.

(Exact name of registrant as specified in its charter)

Texas	333-184529	27-2908187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

626 North Doheny Drive West Hollywood, CA 90069
(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 807-8181

_____________________

(Former name of Company)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 20, 2015, the Company entered into a debt purchase agreement with Rock Capital, LLC (“Rock Capital”) and Art Schwerzel (“Schwerzel”), whereby Rock Capital agreed to purchase a portion of a $300,000.00 promissory note issued to Schwerzel (“Schwerzel Note”) by the Company on January 17, 2014. Under the agreement Rock Capital, at its sole discretion, can elect to buy portions of the debt in tranches, with such amounts to be determined by Rock Capital. In the event that Rock Capital elects to purchase any portion(s) of the Schwerzel Note, whether in whole or in part, the Company shall be obligated to issue a debt exchange for each of the note(s) and convertible promissory note(s) to Rock Capital for an aggregate principal amount to be determined, accruing interest at an annual rate of eight percent (8%), computed on the basis of a three hundred sixty (360) day year comprised of twelve (12) months of thirty (30) days each. If the Company elects to prepay any portion of the note outstanding, it must provide Rock Capital with fifteen (15) days advanced written notice, during which time Rock Capital may elect to convert. If the Company elects to prepay the note, its principal shall be repaid at a rate of 125% of such principal still outstanding as of the date of prepayment.

Under the note to be issued by the Company to Rock Capital upon the occurrence of the aforementioned debt exchange, Rock Capital shall be entitled to convert any portion of the note still outstanding, or accrued interest, into shares of the Company’s common stock at a price per share equal to thirty five percent (35%) of the lowest trade price of the common stock as reported on the exchange which the Company’s shares are trade or quoted for the thirty (30) days prior to the date of the conversion. No fractional shares shall be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole shares. In no event shall Rock Capital be allowed to effect a conversion if such conversion, along with all other shares of the Company’s common stock beneficially owned by Rock Capital and its affiliates would exceed 9.9% of the outstanding shares of the common stock. Rock Capital need not surrender the note to the Company upon conversion if only part of the outstanding amount on the note is converted. Additionally, the Company made standard representations and warranties in the debt purchase agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On February 20, 2015, the Company issued a convertible promissory note (“Carebourn Note”) with an aggregate principal amount of $30,500.00 to Carebourn Capital, L.P. (“Carebourn LP”), a Delaware limited partnership and accredited investor, as defined in Rule 501(a) of Regulation D, at an interest rate of twelve percent (12%) per annum, to mature on November 20, 2015. The purchase price of the Carebourn Note paid by Carebourn LP was $30,500.00. In connection with the funding, and pursuant to a Securities Purchase Agreement dated February 20, 2015, the Company was directed to disburse $25,000.00 of the funds to the Company, $3,000.00 of the funds to Carebourn Partners, LLC, and $2,500.00 of the funds to More Capital, LLC.

The terms of conversion under the Carebourn Note were as follows: Carebourn LP maintained the right to convert all or any part of the outstanding and unpaid principal amount owed into fully paid and non-assessable shares of common stock of the Company, so long as said conversion occurred at any time following 180 days after February 20, 2015 and ending on the later of: (i) November 20, 2015, the Carebourn Note’s maturity date, or (ii) the date of payment of the default amount, as defined in the terms of the Carebourn Note, as such common stock exists as of February 20, 2015, or any shares of capital stock or other securities of the Company into which such common stock shall be changed or reclassified at the conversion price; provided, however, that in no event shall Carebourn LP be entitled to convert any portion of the Carebourn Note in excess of that portion of the Carebourn Note upon the conversion of which the sum of (1) the number of shares of common stock beneficially owned by Carebourn LP and its affiliates (other than shares of common stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Carebourn Note) and (2) the number of share of common stock issuable upon the conversion of the portion of the Carebourn Note with respect to which the determination is made, would result in beneficial ownership by Carebourn LP and its affiliates of more than 4.99% of the outstanding shares of common stock. The limitations on conversion may be waived, however, by Carebourn LP upon, at its election, not less than 61 days prior notice to the Company.

The number of shares of common stock to be issued upon conversion of the Carebourn Note was to be determined by dividing the conversion amount (the sum of: (1) the principal amount of the Carebourn Note to be in converted in such conversion plus (2) at Carebourn LP’s option, accrued and unpaid interest, if any, at the applicable interest rate provided to the conversion date, plus (3) at Carebourn LP’s option, default interest, if any, on the amounts due under (1) and/or (2), plus (4) at Carebourn LP’s option, any amounts owed to Carebourn LP, as penalties pursuant to the terms of the Carebourn Note) by the applicable conversion price then in effect of the date specified in the notice of conversion, provided the notice of conversion is submitted to the Company appropriately, as provided in the Carebourn Note.

The conversion price under the Carebourn Note shall equal fifty percent (50%) multiplied by the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date, subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions or other similar events.

2

Further, under the terms of the Carebourn Note, the Company was required to maintain a reserve amount of its authorized shares, free from preemptive rights, to provide for issuance upon full conversion of the Carebourn Note. If, at any time, the Company fails to maintain a sufficient reserve amount, it will be considered a default, except that the Company shall have three (3) days to cure any deficiencies, upon receipt of written notice from Carebourn LP of the Company’s failure to maintain the reserved amount. In conjunction with this requirement, the Company issued instructions to its transfer agent to reserve initially 60,000,000 shares, to be increased from time to time, for issuance upon full conversion of the Carebourn Note.

On December 20, 2011, the Company issued a convertible promissory note (“McCarthy Note”) with an aggregate principal amount of $100,000.00 to Dave McCarthy (“McCarthy”), an individual. On February 20, 2015, McCarthy assigned $25,000.00 of the McCarthy Note to Carebourn LP in exchange for a purchase price of $25,000.00.

In the Company’s Board Resolution approving the purchase of debt between McCarthy and Carebourn LP, the Company amended the terms of the McCarthy Note relating to its conversion such that the calculation of conversion price and method of conversion became substantively identical to the calculation and method of conversion under the Carebourn Note.

On March 16, 2015, the Company issued a subsequent convertible promissory note to Carebourn LP (“Second Carebourn Note”) with an aggregated principal amount of $30,500.00 and a purchase price of $25,000.00. The applicable interest rate on the Second Carebourn Note is twelve percent (12%) per annum, to mature on December 16, 2015. In connection with the funding, and pursuant to a Securities Purchase Agreement dated February March 16, 2015, the Company was directed to disburse $25,000.00 of the funds to the Company, $3,000.00 of the funds to Carebourn Partners, LLC, and $2,500.00 of the funds to More Capital, LLC.

The calculation of conversion price and method of conversion for the Second Carebourn Note are substantively identical to said calculation and method under the Carebourn Note.

On February 19, 2015, the Company issued two convertible promissory notes to Libra6, for principal amounts of $2,500.00 and $3,504.00, respectively (“Libra6 Notes”). Aside from principal amount, all other terms under the Libra6 Notes are identical with one another.

The Libra6 Notes provide for and interest rate of twelve percent (12%) per annum payable on August 19, 2015, the maturity date.

The Libra6 Notes provide for conversion at any time after the date of issuance, in whole or in part, at the Holder’s option, into fully paid and non-assessable share of common stock of the Company (“Conversion Date”). The amount of shares to be issued is determined by dividing that portion of the outstanding balance under each note as of the date the holder elects to convert by the Conversion Price.

The conversion price under the Libra6 Notes equals fifty percent (50%) of the average of the three lowest volume weighted average price of the common stock during the ten (10) consecutive trading day period immediately prior to the date of conversion.

Upon the Holder’s election to convert under the Libra6 Notes, the Company or its designated transfer agent shall, not later than three (3) days from the Conversion Date, issue and deliver electronically (DWAC) to the Holder, a certificate registered in the name of the Holder or its designee, for the number of shares of common stock to which the Holder shall be entitled.

3

On March 20, 2015, the Company issued a convertible promissory note to Vis Vires Group, Inc., a New York corporation (“Vis Vires Note”), with an aggregate principal amount and purchase price of $33,000.00. The applicable interest rate on the Vis Vires Note is eight percent (8%) per annum, to mature on December 23, 2015.

The calculation of conversion price and method of conversion for the Vis Vires Note are substantively identical to said calculation and method under the Carebourn Note, except that in the event the Company (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Company is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Company or (ii) any person, group or entity (including the Company) publicly announces a tender offer to purchase 50% or more of the Company’s common stock (or any other takeover scheme), then the conversion price shall vary according to the terms of the Vis Vires Note.

Item 5.07 Submission of Matters to a Vote of Security Holders

On March 20, 2015, the Company’s majority shareholder, who owns 7,195,000 shares of common stock and 4,330,000 shares of Series A Preferred stock, which have a 50-to-1 voting right, for a total of approximately 223,695,000 voting shares of the Company, approved by written consent to increase the authorized shares of the Company to 4,000,000,000 shares of common stock.

The Company intends to file a Form 14c, as required by the Exchange Act. The increase shall go effective as of 20 days following the filing of the Def. Form 14c with regard to the aforementioned share increase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wowio, Inc.

Date: March 20, 2015	By:	/s/ Brian Altounian
Chief Executive Officer